UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	March 23, 2010
GEOS COMMUNICATIONS, INC.
(Exact name of Company as specified in its charter)
Washington	0-27704	91-1426372
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
430 North Carroll Avenue, Suite 120, Southlake, Texas	76092
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code:	(817) 789-6000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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EXPLANATORY NOTE

This Current Report on Form 8-K/A (this “Amendment”) amends the Current Report on Form 8-K (the “Original Form 8-K”) filed on March 29, 2010, by Geos Communications, Inc. (the “Company”) in connection with the Company’s issuance of shares of its Series G Convertible Preferred Stock, no par value per share (“Series G Preferred Stock”), and Warrants to purchase shares of Series G Preferred Stock pursuant to that certain Agreement and Plan of Merger dated as of February 12, 2010 by and among the Company, D Mobile, Inc., a Delaware corporation, Jonathan Serbin, and D Mobile Acquisition, Inc., a Delaware corporation and wholly owned subsidiary of the Company, as amended. This Amendment is being filed for the sole purpose of providing the correct Exhibit 10.1, Form of Warrant to Purchase Shares of Preferred Stock Series G of Geos Communications, Inc., an incorrect form of which was filed with the Original Form 8-K.

Item 9.01.  Financial Statements and Exhibits

(d)  Exhibits.

Exhibit No.	Description

2.1*	Agreement and Plan of Merger by and among Geos Communications, Inc., Duo Guo Acquisition, Inc., Jonathan Serbin and D Mobile, Inc. dated as of February 12, 2010.

2.2**	First Amendment to Agreement and Plan of Merger by and among Geos Communications, Inc., Duo Guo Acquisition, Inc., Jonathan Serbin and D Mobile, Inc. dated as of March 1, 2010.

10.1***	Form of Warrant to Purchase Shares of Preferred Stock Series G of Geos Communications, Inc.

_________________

* Previously filed as an exhibit to the Company’s Form 8-K filed February 19, 2010.

** Previously filed as an exhibit to the Company’s Form 8-K filed March 11, 2010.

*** Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GEOS COMMUNICATIONS, INC.
(Company)

Date	March 30, 2010
By:		/s/ Richard H. Roberson
Name:		Richard H. Roberson
Title:		Chief Financial Officer

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